Exhibit 99.1

MORGANS HOTEL GROUP ANNOUNCES HARD ROCK JOINT VENTURE SETTLEMENT AGREEMENT

Company eliminates approximately $160 million from its adjusted debt

NEW YORK – March 2, 2011 – Morgans Hotel Group Co. (NASDAQ: MHGC) (“Morgans”) announced today that the Hard Rock joint venture, in which the company holds a minority interest, has reached a settlement agreement with its lenders effective March 1, 2011. Pursuant to the terms of the settlement, the Hard Rock joint venture’s equity interests in the Hard Rock Hotel & Casino in Las Vegas have been transferred to the first mezzanine lender and MHG’s management agreement has been terminated.

Fred Kleisner, Chief Executive Officer of Morgans, said, “The Las Vegas market has faced significant headwinds since 2008 and as a result we consistently reduced our equity interest in the Hard Rock JV following our initial investment. This settlement agreement is the final step for Morgans to completely exit the Hard Rock investment and increase our focus on an asset light strategy that further builds our Morgans brands in growing markets.”

With this agreement, MHG has been released from any liability for the Hard Rock debt (which has been carried on MHG’s books as a component of investments in unconsolidated joint ventures at approximately $160 million), and from all of its guarantee obligations with regard to this property. As a result of the settlement, MHG will also no longer be subject to gaming regulations which previously imposed compliance costs and certain filing and suitability requirements on our stockholders over certain ownership levels, among other things. While the conclusion of the Hard Rock relationship will reduce MHG’s management fees in the short term, MHG has been focused on its existing brands such as Delano and Mondrian and has been successful in signing new and more secure contracts. MHG recently announced the opening of the Mondrian in SoHo and the signing of four new Morgans Hotel Group branded hotel management agreements including two for new Delano hotels.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles, South Beach and New York, Clift in San Francisco, Ames in Boston, and Sanderson and St Martins Lane in London. Morgans Hotel Group also manages hotels in Isla Verde, Puerto Rico and Playa del Carmen, Mexico. Morgans Hotel Group has other property transactions in various stages of completion including a Delano in Cabo San Lucas, Mexico, a Delano in Turkey, a Mondrian in Doha, Qatar and a hotel in New York to be branded with one of MHG’s existing brands. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs and prediction of certain future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” “believe,” “project,” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results or other future events to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to, the need for lender approval of any amendments to our loan agreements, economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; continued tightness in the global credit markets; general volatility of the capital markets and our ability to access the capital markets; our ability to refinance our current outstanding debt and to repay outstanding debt as such debt matures; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, such as earthquakes, volcanoes and hurricanes; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Reports on form 10-Q for the quarters ended June 30, 2010 and September 30, 2010 and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts
Jennifer Foley
Vice President of Public Relations, Morgans Hotel Group
212.277.4166
jennifer.foley@morganshotelgroup.com